UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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NEXTEL PARTNERS, INC.
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EMPLOYEE COMMUNICATION

Dear Partner Leader,

Attached is a message that I just sent to all partners updating them on some actions our company is taking related to the Sprint-Nextel merger. Some of your team members may have questions or concerns related to this information.

I am asking for your leadership in helping our partners maintain a proper perspective during this time and to stay focused on serving customers and growing our business. It is more important than ever that we continue to achieve our goals.

Here is an overview of the attached message:

• Shareholders for both Sprint and Nextel will be voting on their proposed merger July 13. Their merger is expected to close in the following months.

•      Sprint-Nextel is expected to unveil their post merger branding strategy as early as today. We continue to make every effort to work with them to ensure that any branding initiatives are well coordinated with Partners.

•      A Special Committee of our Board of Directors, which includes myself, is recommending to our shareholders that they vote to exercise our "Put Right" and sell Nextel Partners to Sprint-Nextel following the close of their merger.

• The final decision on any sale will be determined by shareholder vote. This vote is expected to take place later this year at the earliest.

In responding to any partner questions related to this news, please emphasize the following:

• There is no guarantee that shareholders will vote to sell our company to Sprint-Nextel. We will have to wait and see. The most important thing for us to do in the interim is focus on our business.
• We believe that recommending to our shareholders that they vote to exercise our Put Right is the right decision given all the factors involved.

•      As I have been advising for months, this process is going to take considerable time. Even if our shareholders vote to sell our company to Sprint-Nextel, the process for determining the price and closing the transaction would likely not conclude until well into next year.

• We will keep our partners' interests at the forefront of everything we do throughout this process.

I will keep you updated as developments occur. In the interim, thank you for your leadership during this critical time and for your ongoing commitment to our Mission and Guiding Principles. This especially means to continue obtaining and taking great care of our customers better than anyone in our industry.

6/23/05 Letter to All-Partners

Partners,

Over the last few months I have promised to keep you informed on important events related to the proposed Sprint-Nextel merger. Here's an update:

Sprint and Nextel plan to receive all regulatory approvals in July and have scheduled their shareholder vote for July 13. Their merger is expected to close in the following months.

What does this mean for us?

Sprint-Nextel is expected to unveil their post merger branding strategy as early as today. We continue to make every effort to work with them to ensure that any branding initiatives are well coordinated with Partners.

In anticipation of the closing of the Sprint-Nextel merger, earlier today Partners filed documents with the Securities and Exchange Commission. In this filing we indicated that a Special Committee of our Board of Directors, including myself, is recommending to shareholders that Partners exercise our "Put Right" and sell our company to Sprint-Nextel following the close of their merger.

The final decision on whether or not to exercise our Put Right will be up to our shareholders. We expect this vote to take place later this year.

There is no guarantee that shareholders will vote to sell our company to Sprint-Nextel. We will have to wait and see. The most important thing for us to do in the interim is focus on our business.

Recommending to our shareholders that they vote to exercise our Put Right is the right decision given all the factors involved. Our company has always strived to do the right thing and it has served us well.

As I have been advising for months, this process is going to take considerable time. Even if our shareholders vote to sell our company to Sprint-Nextel, the process for determining the price and closing the transaction would likely not conclude until well into next year.

We have built our company by putting partners' interests first and continue to do so. I will update you as events occur going forward.

We are entering a very important and what promises to be a very interesting time for our company. It is more critical than ever that each of us remain focused on serving customers and growing our business. Let's finish June in the strongest possible manner and commit ourselves to an outstanding 2nd half of the year.

As always, thank you for your professionalism and for your commitment to our Mission and Guiding Principles. I feel extremely fortunate to be part of such an exciting and growing company made up of an incredible team of partners. Let's make this our strongest quarter and strongest year ever.

It is to our benefit to show how strong and effective we are. Let's demonstrate our performance and professionalism. Many industry experts view us as the #1 wireless carrier. Maintaining this position serves to benefit us all.

John

FORWARD LOOKING STATEMENTS

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments, including without limitation, matters related to Nextel Partners' growth strategies and future financial and operating results. The words "believe," "expect," "intend," "estimate," "assume" and "anticipate," variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from Nextel Partners' actual future experience involving any one or more of such matters and subject areas. Nextel Partners has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from Nextel Partners' current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the economic conditions in our targeted markets, performance of our technologies, competitive conditions, customer acceptance of our services, access to sufficient capital to meet operating and financing needs, uncertainties relating to the Sprint-Nextel Communications merger and those additional factors that are described from time to time in Nextel Partners' reports filed with the SEC, including Nextel Partners' annual report on Form 10-K for the year ended December 31, 2004 and its subsequent quarterly filing on Form 10-Q. This document speaks only as of its date, and Nextel Partners disclaims any duty to update the information herein.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the put right which could arise in connection with the proposed Sprint Corporation - Nextel Communications, Inc. merger transaction, Nextel Partners, Inc. has filed and will be filing proxy statements and other materials with the Securities and Exchange Commission. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NEXTEL PARTNERS, INC. AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of the proxy statements and other relevant documents when they become available as well as other materials filed with the SEC concerning Nextel Partners, Inc. at the SEC's website at http://www.sec.gov. Free copies of Nextel Partners, Inc.'s SEC filings are also available on Nextel Partners, Inc.'s website at http://www.nextelpartners.com. These materials and other documents may also be obtained for free from: Nextel Partners, Inc at Nextel Partners, Inc., 4500 Carillon Point, Kirkland, WA 98033, Attn: Investor Relations.

PARTICIPANTS IN THE SOLICITATION

Nextel Partners, Inc. and its officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Nextel Partners, Inc.'s stockholders with respect to the proposed transaction. Information regarding the officers and directors of Nextel Partners, Inc. is included in its definitive proxy statement for its 2005 Annual Meeting filed with the SEC on April 8, 2005. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.